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                                                                   EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amended Registration Statement of Entrust Technologies Inc. on Form S-1 of our report dated June 2, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Willi & Partner AG

/s/ Bruno Wust
Bruno Wust
Auditor in charge

Wetzikon, Switzerland

August 4, 1998